Exhibit 23.3



                      CONSENT OF RYDER SCOTT COMPANY, L.P.



As oil and gas consultants, Ryder Scott Company, L.P. hereby consents to: (a) the use of our reserve reports dated February 27, 2002, March 1, 2002, and March 21, 2002, and (b) all references to our firm included in or made a part of Beta Oil & Gas, Inc.'s Form S-3 to be filed with the Securities and Exchange Commission on or about June 30, 2002.


                                                     /s/ Ryder Scott Company

                                                     RYDER SCOTT COMPANY, L.P.



Houston, Texas
June 21, 2002